UNDER ARMOUR REPORTS SECOND QUARTER RESULTS

Revenue up 8 Percent; Company Updates Full Year 2018 Outlook

BALTIMORE, July 26, 2018 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the second quarter ended June 30, 2018. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s restructuring plans and the related tax effects, as well as adjustments to our one-time impacts of the 2017 U.S. tax reform legislation, which we refer to as the U.S. Tax Act. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Through the first half of 2018, we are making progress toward our transformation of running a more operationally excellent company while amplifying the power of the Under Armour brand,” said Under Armour Chairman and CEO Kevin Plank. “The ongoing improvements in our structure, systems and go-to-market process across our global business better position us to drive a more consistent, predictable path to deliver for our consumers, customers and shareholders over the long-term.”

Second Quarter Review

•	Revenue was up 8 percent to $1.2 billion (up 7 percent currency neutral).

–
Revenue to wholesale customers increased 9 percent to $710 million and direct-to-consumer revenue was up 7 percent to $414 million. The direct-to-consumer business represented 35 percent of global revenue in the quarter.

–
North America revenue increased 2 percent to $843 million (up 1 percent currency neutral) and the international business continued to deliver strong growth with a 28 percent increase to $302 million (up 24 percent currency neutral), representing 26 percent of total revenue. Within the international business, revenue in EMEA was up 31 percent (up 25 percent currency neutral), up 34 percent in Asia-Pacific (up 28 percent currency neutral) and up 7 percent in Latin America (up 12 percent currency neutral).

–
Apparel revenue increased 10 percent to $747 million, driven by strength in training and running. Footwear revenue was up 15 percent to $271 million with strength in running and team sports. Accessories revenue decreased 14 percent to $106 million due to softer demand.

•
Gross margin decreased 110 basis points to 44.8 percent due to inventory management initiatives and a $6 million impact related to restructuring efforts. Adjusted gross margin, decreased 60 basis points to 45.3 percent driven predominantly by inventory management initiatives.

•
Selling, General & Administrative expenses increased 10 percent to $553 million, or 47.0 percent of revenue driven by continued investments in the direct-to-consumer, footwear and international businesses, along with a reserve related to a commercial dispute.

•	Restructuring and impairment charges were $79 million.

•	Operating loss was $105 million. Adjusted operating loss was $20 million.

•	Net loss was $96 million. Excluding the impact of the restructuring plan, adjusted net loss was $34 million.

•	Diluted loss per share was $0.21. Adjusted diluted loss per share was $0.08.

•	Inventory increased 11 percent to $1.3 billion.

•	Cash and cash equivalents increased 19 percent to $197 million.

2018 Restructuring Plan

On February 13, the company announced a 2018 restructuring plan, which detailed expectations to incur total estimated pre-tax restructuring and related charges of approximately $110 million to $130 million. After further review, the company has identified approximately $80 million of additional restructuring initiatives and now expects to incur approximately $190 million to $210 million of pre-tax restructuring and related charges in 2018. In the second quarter, we recognized pre-tax costs totaling $85 million consisting of $64 million in cash related charges and $21 million in non-cash charges. Based on the updated restructuring plan, in 2018 the company expects to incur:

•	Up to $155 million in cash related charges, consisting of up to $75 million in facility and lease terminations and up to $80 million in contract termination and other restructuring charges; and,

•	Up to $55 million in non-cash charges comprised of up to $20 million of inventory related charges and up to $35 million of asset related impairments.

Plank concluded, “As we work through our multi-year transformation, we continue to proactively attack underperforming areas of our business including our SG&A cost structure and inventory. All of this will help create a better and stronger Under Armour through even greater operational efficiencies. We are unwavering in building our global brand and confident we’re on the right track.”

Updated Fiscal 2018 Outlook

•
Net revenue is now expected to increase approximately 3 percent to 4 percent reflecting a low to mid-single-digit decline in North America and international growth of greater than 25 percent. From a product perspective, apparel is expected to grow at a mid-single-digit rate, footwear at a low-single digit rate, and accessories is expected to decline at a low-single digit rate.

•
Gross margin is now expected to be flat to down slightly versus the prior year rate of 45.0 percent. Adjusted gross margin is now expected to improve slightly compared to 2017 as benefits from product costs and lower planned promotional activity are offset by the decision to increase inventory management actions.

•	Operating loss is now expected in the range of $50 million to $60 million. Excluding the impact of restructuring plan, adjusted operating income is expected to be $130 million to $160 million.

•	Interest and other expense net is expected to be approximately $45 million.

•	Excluding the impact of the restructuring efforts, adjusted diluted earnings per share is expected to be in the range of $0.14 to $0.19; and,

•	Capital expenditures are now planned at approximately $200 million.

Conference Call and Webcast

Under Armour will hold its second quarter 2018 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.underarmour.com and will be archived and available for replay approximately three hours after the live event.

U.S. Tax Act

The U.S. Tax Act was enacted into law on December 22, 2017. The legislation contained several key tax provisions that affect Under Armour and, as required, the company included reasonable estimates of the income tax effects of the changes in tax law and tax rate in the company's 2017 financial results. These changes included a one-time mandatory transition tax on accumulated foreign earnings and a re-measuring of deferred tax assets which impacted our fourth quarter and full year of 2017. During the second quarter of 2018, the company revised its reasonable estimate made in the company’s 2017 financial results for the re-measuring of deferred tax assets due to the U.S. Tax Act. Since the U.S. Tax Act was passed late in the fourth quarter of 2017, and ongoing guidance and additional accounting interpretations are expected over the next 12 months, the company considers the accounting of the transition tax, deferred tax re-measurements, and other items to be provisional. The company expects to finalize its one-time estimates related to the U.S. Tax Act within the one-year measurement period allowed by the SEC.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” results as well as “adjusted” forward looking estimates of the company’s fiscal 2018 outlook. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. Adjusted gross margin, adjusted operating income (loss), adjusted net loss, adjusted diluted loss per share and adjusted effective tax rate exclude the impact of restructuring and other related charges and the impact of the U.S. Tax Act, as applicable. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual and expected underlying results excluding the impact of its restructuring plans and recent significant changes in U.S. tax laws. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit www.uabiz.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, our anticipated charges and restructuring costs and the timing of these measures, the impact of recent tax reform legislation on our results of operations, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to successfully execute any restructuring plans and realize expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches, including the 2018 data security issue related to our Connected Fitness business; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Kelley McCormick
VP, Investor Relations	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	% of Net Revenues	2017	% of Net Revenues	2018	% of Net Revenues	2017	% of Net Revenues
Net revenues	$1,174,859	100.0%	$1,091,192	100.0%	$2,360,229	100.0%	$2,211,036	100.0%
Cost of goods sold	648,275	55.2%	589,999	54.1%	1,310,192	55.5%	1,201,907	54.4%
Gross profit	526,584	44.8%	501,193	45.9%	1,050,037	44.5%	1,009,129	45.6%
Selling, general and administrative expenses	552,619	47.0%	502,880	46.1%	1,067,253	45.2%	1,003,280	45.4%
Restructuring and impairment charges	78,840	6.7%	3,098	0.3%	116,320	4.9%	3,098	0.1%
Income (loss) from operations	(104,875)	(8.9)%	(4,785)	(0.4)%	(133,536)	(5.7)%	2,751	0.1%
Interest expense, net	(8,552)	(0.7)%	(7,841)	(0.7)%	(17,116)	(0.7)%	(15,662)	(0.7)%
Other expense, net	(8,069)	(0.7)%	(2,884)	(0.3)%	(5,181)	(0.2)%	(313)	—%
Loss before income taxes	(121,496)	(10.3)%	(15,510)	(1.4)%	(155,833)	(6.6)%	(13,224)	(0.6)%
Income tax expense (benefit)	(26,090)	(2.2)%	(3,202)	(0.3)%	(30,183)	(1.3)%	1,357	0.1%
Loss from equity method investment	138	—%	—	—%	138	—%	—	—%
Net loss	(95,544)	(8.1)%	(12,308)	(1.1)%	(125,788)	(5.3)%	(14,581)	(0.7)%

Basic net loss per share of Class A, B and C common stock	$(0.21)		$(0.03)		$(0.28)		$(0.03)
Diluted net loss per share of Class A, B and C common stock	$(0.21)		$(0.03)		$(0.28)		$(0.03)
Weighted average common shares outstanding Class A, B and C common stock
Basic	444,626		440,423		443,844		439,894
Diluted	444,626		440,423		443,844		439,894

Under Armour, Inc.
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three months ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Apparel	$747,294	$680,653	9.8%	$1,513,569	$1,396,090	8.4%
Footwear	271,375	236,925	14.5%	543,145	506,583	7.2%
Accessories	105,906	122,588	(13.6)%	198,064	211,686	(6.4)%
Total net sales	1,124,575	1,040,166	8.1%	2,254,778	2,114,359	6.6%
Licensing revenues	21,172	25,110	(15.7)%	47,513	49,315	(3.7)%
Connected Fitness	29,112	25,916	12.3%	57,938	47,362	22.3%
Total net revenues	$1,174,859	$1,091,192	7.7%	$2,360,229	$2,211,036	6.7%
NET REVENUES BY SEGMENT

	Three months ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
North America	$843,383	$829,805	1.6%	$1,710,928	$1,701,076	0.6%
EMEA	135,901	103,896	30.8%	262,833	206,751	27.1%
Asia-Pacific	125,706	93,574	34.3%	241,259	179,392	34.5%
Latin America	40,757	38,001	7.3%	87,271	76,455	14.1%
Connected Fitness	29,112	25,916	12.3%	57,938	47,362	22.3%
Total net revenues	$1,174,859	$1,091,192	7.7%	$2,360,229	$2,211,036	6.7%
INCOME (LOSS) FROM OPERATIONS

	Three months ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
North America	$(93,192)	$(5,417)	(1,620.4)%	$(136,687)	$(2,150)	(6,257.5)%
EMEA	(10,155)	(4,616)	(120.0)%	(13,782)	(3,028)	(355.2)%
Asia-Pacific	18,657	15,249	22.3%	39,898	35,365	12.8%
Latin America	(21,791)	(8,093)	(169.3)%	(27,661)	(15,952)	(73.4)%
Connected Fitness	1,606	(1,908)	184.2%	4,696	(11,484)	140.9%
Income (loss) from operations	$(104,875)	$(4,785)	(2,091.7)%	$(133,536)	$2,751	(4,954.1)%

Under Armour, Inc.
As of June 30, 2018, December 31, 2017 and June 30, 2017
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$196,879	$312,483	$165,685
Accounts receivable, net	724,945	609,670	602,795
Inventories	1,299,332	1,158,548	1,168,786
Prepaid expenses and other current assets	340,359	256,978	229,204
Total current assets	2,561,515	2,337,679	2,166,470
Property and equipment, net	835,427	885,774	875,005
Goodwill	551,160	555,674	580,446
Intangible assets, net	45,880	46,995	59,866
Deferred income taxes	111,746	82,801	125,358
Other long term assets	135,424	97,444	87,099
Total assets	$4,241,152	$4,006,367	$3,894,244
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$—	$125,000	$150,000
Accounts payable	691,163	561,108	483,210
Accrued expenses	258,567	296,841	232,680
Customer refund liability	303,730	—	—
Current maturities of long term debt	27,000	27,000	27,000
Other current liabilities	57,939	50,426	43,649
Total current liabilities	1,338,399	1,060,375	936,539
Long term debt, net of current maturities	752,370	765,046	777,717
Other long term liabilities	226,471	162,304	156,217
Total liabilities	2,317,240	1,987,725	1,870,473
Total stockholders’ equity	1,923,912	2,018,642	2,023,771
Total liabilities and stockholders’ equity	$4,241,152	$4,006,367	$3,894,244

For the Six Months Ended June 30, 2018 and 2017
(Unaudited; in thousands)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(125,788)	$(14,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	91,271	83,367
Unrealized foreign currency exchange rate (gains) losses	13,151	(29,393)
Loss on disposal of property and equipment	(2,114)	715
Impairment charges	14,270	—
Amortization of bond premium	127	127
Stock-based compensation	20,673	24,776
Excess tax deficiency from stock-based compensation arrangements	—	1,062
Deferred income taxes	(35,969)	13,735
Changes in reserves and allowances	(238,005)	(8,581)
Changes in operating assets and liabilities:
Accounts receivable	116,896	33,787
Inventories	(158,430)	(227,190)
Prepaid expenses and other assets	(54,422)	(12,541)
Other non-current assets	768	451
Accounts payable	160,164	84,391
Accrued expenses and other liabilities	48,939	33,426
Customer refund liability	307,192	—
Income taxes payable and receivable	(12,716)	(46,320)
Net cash provided by (used in) operating activities	146,007	(62,769)
Cash flows from investing activities
Purchases of property and equipment	(95,607)	(167,273)
Sale of property and equipment	11,285	—
Purchases of other assets	(2,536)	—
Purchase of equity method investment	(39,207)	—
Net cash used in investing activities	(126,065)	(167,273)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	210,000	380,000
Payments on long term debt and revolving credit facility	(348,500)	(243,500)
Employee taxes paid for shares withheld for income taxes	(1,759)	(2,474)
Proceeds from exercise of stock options and other stock issuances	8,913	6,638
Payments of debt financing costs	(11)	—
Other financing fees	87	—
Net cash provided by (used in) financing activities	(131,270)	140,664
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,487)	4,593
Net decrease in cash, cash equivalents and restricted cash	(113,815)	(84,785)
Cash, cash equivalents and restricted cash
Beginning of period	318,135	250,470
End of period	$204,320	$165,685

Under Armour, Inc.
For the Three months ended June 30, 2018
(Unaudited)

The table below presents the reconciliation of net revenue growth calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended June 30,
Total Net Revenue
Net revenue growth - GAAP	7.7%
Foreign exchange impact	(1.2)%
Currency neutral net revenue growth - Non-GAAP	6.5%

North America
Net revenue growth - GAAP	1.6%
Foreign exchange impact	(0.3)%
Currency neutral net revenue growth - Non-GAAP	1.3%

EMEA
Net revenue growth - GAAP	30.8%
Foreign exchange impact	(5.6)%
Currency neutral net revenue growth - Non-GAAP	25.2%

Asia-Pacific
Net revenue growth - GAAP	34.3%
Foreign exchange impact	(6.5)%
Currency neutral net revenue growth - Non-GAAP	27.8%

Latin America
Net revenue growth - GAAP	7.3%
Foreign exchange impact	5.1%
Currency neutral net revenue growth - Non-GAAP	12.4%

Total International
Net revenue growth - GAAP	28.4%
Foreign exchange impact	(4.2)%
Currency neutral net revenue growth - Non-GAAP	24.2%

Under Armour, Inc.
For the Three months ended June 30, 2018
(Unaudited; in thousands)

The tables below present the reconciliation of the Company's consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED GROSS MARGIN RECONCILIATION

Three months ended June 30,
Gross margin	44.8%
Add: Impact of restructuring	0.5%
Adjusted gross margin	45.3%
ADJUSTED OPERATING LOSS RECONCILIATION

Three months ended June 30,
Loss from operations	$(105)
Add: Impact of restructuring	85
Adjusted operating loss	$(20)
ADJUSTED NET LOSS RECONCILIATION

Three months ended June 30,
Net loss	$(96)
Add: Impact of restructuring	62
Adjusted net loss	$(34)
ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION

Three months ended June 30,
Diluted net loss per share	$(0.21)
Add: Impact of restructuring	0.13
Adjusted diluted loss per share	$(0.08)

ADJUSTED EFFECTIVE TAX RATE RECONCILIATION

Three months ended June 30,
Effective tax rate	21.5%
Less: Impact of US tax reform	(3.1)%
Less: Impact of restructuring	(10.0)%
Adjusted effective tax rate	8.4%

Under Armour, Inc.
Outlook For the Year Ending December 31, 2018

The tables below present the reconciliation of the Company's fiscal 2018 outlook for income from operations calculated in accordance with GAAP to adjusted operating income. This adjusted amount is a non-GAAP financial measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
ADJUSTED OPERATING INCOME RECONCILIATION

	Year Ending December 31, 2018
(in millions)	Low End	High End
Loss from operations	$(60)	$(50)
Add: Estimated impact of restructuring (1)	190	190
Adjusted operating income	$130	$140

(1) The estimated impact of restructuring plan presented above assumes the low end of the Company’s estimated range of 2018 restructuring and related charges.

The company is not able to provide a reconciliation of the non-GAAP adjusted effective tax rate or adjusted diluted earnings per share to the GAAP effective tax rate or diluted earnings per share for its 2018 outlook. As a result of the 2018 restructuring plan, the company’s GAAP net income for fiscal year 2018 is expected to be a net loss, and therefore the GAAP effective tax rate is subject to significant variability. Given this variability, the company cannot provide a meaningful outlook of the GAAP effective tax rate or diluted loss per share without unreasonable effort. These non-GAAP measures exclude the impact of the 2018 restructuring plan.

Under Armour, Inc.
As of June 30, 2018 and 2017
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	June 30,
	2018	2017
Factory House	161	160
Brand House	15	19
North America total doors	176	179

Factory House	61	45
Brand House	65	44
International total doors	126	89

Factory House	222	205
Brand House	80	63
Total doors	302	268